                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Moisture Systems Corporation and Moisture Systems Limited:

  As independent public accountants, we hereby consent to the use of our report dated January 2, 1997 (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of Thermedics Detection Inc.

                                          Arthur Andersen LLP

Boston, Massachusetts
January 2, 1997